Exhibit 15.3

[Letterhead of Fangda Partners]

April 17, 2020

RISE Education Cayman Ltd

Room 101, Jia He Guo Xin Mansion

No.15 Baiqiao Street, Guangqumennei,

Dongcheng District, Beijing 100062,

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference of our name under the heading “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” and “Item 4. Information of the Company—C. Organizational Structure” in RISE Education Cayman Ltd’s Annual Report on Form 20-F for the year ended December 31, 2019 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2020. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Fangda Partners
Fangda Partners